Exhibit 99.1

Investor Contact

Ken Diptee

Executive Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Samantha Verdile

Sard Verbinnen & Co.

212-687-8080

DineEquity, Inc. Reports Strong Second Quarter 2013 Results

•                  Second quarter 2013 adjusted EPS (Non-GAAP) of $1.02 and GAAP EPS of $0.87

•                  IHOP domestic system-wide same-restaurant sales increased 1.9%

•                  Applebee’s domestic system-wide same-restaurant sales increased 1.3%

•                  Generated strong free cash flow of $52.1 million in the first six months of 2013

•                  Second quarter dividend of $0.75 per share of common stock paid and $14.5 million in common stock repurchased

•                  Over $43 million returned to shareholders in the first six months of 2013 in the form of cash dividends and share repurchases

GLENDALE, Calif., July 30, 2013 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar® and IHOP® restaurants, today announced financial results for the second quarter of 2013.

“DineEquity’s second quarter included a number of accomplishments.  Same-restaurant sales were positive for both brands.  In particular, same-restaurant sales at IHOP rose 1.9%, with an increase in guest traffic.  This is IHOP’s first quarter of both positive same-restaurant sales and guest traffic since the fourth quarter of 2010.  We are very pleased with the results and will continue our efforts to build momentum.  Applebee’s performance was also strong in an uneven consumer environment, generating same-restaurant sales growth of 1.3%,” said Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc.  “We are actively managing our Shared Services model, driving cost efficiencies and innovation for both brands.  We continued to execute on our balanced approach to return significant free cash flow to our stockholders, paying a second quarter dividend of $0.75 per share, resulting in a very competitive yield.  We also repurchased $14.5 million of our common stock, creating additional stockholder value.”

Second Quarter 2013 Financial Highlights

•                  Adjusted net income available to common stockholders was $19.7 million, representing adjusted earnings per diluted share of $1.02 for the second quarter of 2013. This compares to $19.1 million, or adjusted earnings per diluted share of $1.06, for the second quarter of 2012. The increase in adjusted net income was due to lower cash interest expense and a decline in general and administrative expenses. The increase was partially offset by, as expected, lower segment profit resulting from the refranchise and sale of 137 Applebee’s company-operated restaurants during the third and fourth quarters of 2012.  The decline in adjusted earnings per diluted share was due to a higher number of weighted average shares outstanding.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $16.6 million, or earnings per diluted share of $0.87 for the second quarter of 2013, compared to $15.9 million, or earnings per diluted share of $0.88, for the second quarter of 2012.  The increase in net income was primarily due to lower interest expense, a decline in general and administrative expenses, and lower asset disposition losses.  These items were partially offset by lower segment profit as a result of refranchising.

•                  Consolidated general and administrative expenses were $35.6 million for the second quarter of 2013 compared to $37.2 million in the second quarter of 2012.  The decrease was primarily due to lower personnel costs as a result of refranchising, the Company’s 2012 comprehensive restructuring initiative, and lower stock-based compensation.  The lower personnel costs were partially offset by higher costs for professional services and consumer research.

First Six Months of 2013 Highlights

•                  Adjusted net income available to common stockholders was $41.5 million in the first six months of 2013, representing adjusted earnings per diluted share of $2.16. This compares to $43.8 million, or adjusted earnings per diluted share of $2.41, for the same period in 2012.  The decrease was primarily due to lower segment profit as a result of refranchising.  These items were partially offset by lower cash interest expense and a decline in general and administrative expenses.  (See “Non-GAAP Financial Measures” below.)

•                  GAAP net income available to common stockholders was $34.5 million in the first six months of 2013, or earnings per diluted share of $1.80, compared to $45.8 million, or earnings per diluted share of $2.52 for the same period in 2012.  The decrease was primarily due to lower segment profit as a result of refranchising, lower asset disposition gains, and debt modification costs.  These items were partially offset by lower interest expense, a decline in general and administrative expenses, and the reduced impact from debt extinguishment.

•                  Consolidated general and administrative expenses were $69.7 million in the first six months of 2013 compared to $76.9 million for the same period of 2012.  The decrease was primarily due to lower personnel costs as a result of refranchising and the Company’s 2012 comprehensive restructuring initiative.  The Company’s strategy remains on track to deliver the targeted annualized savings in general and administrative expenses.

•                  EBITDA was $142.5 million for the first six months of 2013. (See “Non-GAAP Financial Measures” below.)

•                  For the first six months of 2013, cash flows from operating activities were $55.4 million, capital expenditures were $3.0 million, and free cash flow was $52.1 million.  (See “Non-GAAP Financial Measures” below.)

Same-Restaurant Sales Performance

Second Quarter 2013

•                  Applebee’s domestic system-wide same-restaurant sales increased 1.3% for the second quarter of 2013 compared to the second quarter of 2012.  The increase in same-restaurant sales reflected a higher average guest check, partially offset by a slight decline in traffic.

•                  IHOP’s domestic system-wide same restaurant sales increased 1.9% for the second quarter of 2013 compared to the same quarter of 2012.  The increase in same-restaurant sales reflected a higher average guest check and an increase in traffic.

First Six Months of 2013 Highlights

•                  Applebee’s domestic system-wide same-restaurant sales were flat for the first six months of 2013 compared to the same period in 2012.  The flat same-restaurant sales reflected a higher average guest check offset by a decline in traffic.

•                  IHOP’s domestic system-wide same restaurant sales increased 0.7% for the first six months of 2013 compared to the first six months of 2012.  The increase in same-restaurant sales reflected a higher average guest check, partially offset by a decrease in traffic.

Financial Performance Guidance for Fiscal 2013

DineEquity reiterates its financial performance guidance for fiscal 2013 contained in the press release issued on February 27, 2013, except for consolidated general and administrative expenses. The Company revised consolidated general and administrative expenses to range between $142 million and $146 million.  This reflects a reduction from the previous expectations of between $144 million and $147 million.

Investor Conference Call Today

The Company will host an investor conference call on Tuesday, July 30, 2013, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its second quarter 2013 results.  To participate on the call, please dial (888) 713-4199 and reference pass code 61373373.  International callers, please dial (617) 213-4861 and reference pass code 61373373. Participants may also pre-register to obtain a unique pin number to join the live call without operator assistance by visiting the following Web site:

https://www.theconferencingservice.com/prereg/key.process?key=PQTM9UACN

A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investors section.  Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through 11:59 p.m. Pacific Time on August 6, 2013 by dialing (888) 286-8010 and referencing pass code 32557449.  International callers, please dial (617) 801-6888 and reference pass code 32557449.  An online archive of the webcast also will be available on the Investors section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands. With more than 3,600 restaurants combined in 19 countries, over 400 franchisees and approximately 200,000 team members (including franchisee- and company-operated restaurant employees), DineEquity is one of the largest full-service restaurant companies in the world. For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by words such as “may,” “will,” “should,”

“expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s indebtedness; risk of future impairment charges; trading volatility and the price of the Company’s common stock; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business; the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; risks associated with locations of current and future restaurants; rising costs for food commodities and utilities; shortages or interruptions in the supply or delivery of food; ineffective marketing and guest relationship initiatives and use of social media; changing health or dietary preferences; our engagement in business in foreign markets; harm to our brands’ reputation; litigation; third-party claims with respect to intellectual property assets; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; our dependence upon our franchisees; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; insolvency proceedings involving franchisees; changes in the number and quality of franchisees; inability of franchisees to fund capital expenditures; heavy dependence on information technology; the occurrence of cyber incidents or a deficiency in our cybersecurity; failure to execute on a business continuity plan; inability to attract and retain talented employees; risks associated with retail brand initiatives; failure of our internal controls; and other factors discussed from time to time in the Company’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “adjusted net income available to common stockholders (adjusted EPS),” “EBITDA,” “free cash flow,” and “segment EBITDA.” “Adjusted EPS” is computed for a given period by deducting from net income (loss) available to common stockholders for such period the effect of any impairment and closure charges, any gain or loss related to debt extinguishment, any intangible asset amortization, any non-cash interest expense, any debt modification costs, any one-time litigation settlement charges, any general and administrative restructuring costs, net of savings, any gain or loss related to the disposition of assets, and any state income tax impact of deferred taxes due to refranchising incurred in such period. This is presented on an aggregate basis and a per share (diluted) basis. The Company defines “EBITDA” for a given period as income before income taxes less interest expense, loss on retirement of debt, depreciation and amortization, impairment and closure charges, non-cash stock-based compensation, gain/loss on disposition of assets and other charge backs as defined by its credit agreement. “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes and equipment contracts receivable (“long-term notes receivable”), less principal payments on capital lease and financing obligations, the mandatory 1% of Term Loan principal balance repayment, and capital expenditures. “Segment EBITDA” for a given period is defined as gross segment profit plus depreciation and amortization as well as interest charges related to the segment. Management utilizes EBITDA for debt covenant purposes and free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term receivables, and the funding of operating activities, capital expenditures and dividends. Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes. Adjusted EPS, EBITDA, free cash flow and segment EBITDA are supplemental non-GAAP financial measures and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with United States generally accepted accounting principles.

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Segment Revenues:
Franchise and restaurant revenues	$124,153	$196,261	$252,482	$405,555
Rental revenues	30,731	29,171	61,734	61,176
Financing revenues	3,230	3,959	7,067	8,242
Total segment revenues	158,114	229,391	321,283	474,973
Segment Expenses:
Franchise and restaurant expenses	42,308	105,920	86,784	217,735
Rental expenses	24,535	24,301	48,804	48,838
Financing expenses	245	916	245	1,571
Total segment expenses	67,088	131,137	135,833	268,144
Gross segment profit	91,026	98,254	185,450	206,829
General and administrative expenses	35,641	37,239	69,673	76,871
Interest expense	24,956	29,650	50,251	59,871
Amortization of intangible assets	3,069	3,075	6,140	6,150
Impairment and closure charges	324	122	1,162	844
Loss on extinguishment of debt	16	—	36	2,611
Debt modification costs	—	—	1,296	—
Loss (gain) on disposition of assets	64	741	(254)	(15,992)
Income before income taxes	26,956	27,427	57,146	76,474
Income tax provision	(10,019)	(10,489)	(21,970)	(28,192)
Net income	$16,937	$16,938	$35,176	$48,282
Net income available to common stockholders:
Net income	$16,937	$16,938	$35,176	$48,282
Less: Net income allocated to unvested participating restricted stock	(298)	(388)	(627)	(1,169)
Less: Accretion of Series B Convertible Preferred Stock	—	(677)	—	(1,345)
Net income available to common stockholders	$16,639	$15,873	$34,549	$45,768
Net income available to common stockholders per share:
Basic	$0.88	$0.89	$1.82	$2.57
Diluted	$0.87	$0.88	$1.80	$2.52
Weighted average shares outstanding:
Basic	18,953	17,890	18,932	17,786
Diluted	19,222	18,138	19,207	18,731

Dividends declared per common share	$0.75	$—	$1.50	$—
Dividends paid per common share	$0.75	$—	$1.50	$—

DineEquity, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,637	$64,537
Receivables, net	94,200	128,610
Prepaid income taxes	2,134	16,080
Prepaid gift cards	41,357	50,242
Deferred income taxes	22,810	21,772
Other current assets	4,058	13,214
Total current assets	240,196	294,455
Long-term receivables	204,952	212,269
Property and equipment, net	285,379	294,375
Goodwill	697,470	697,470
Other intangible assets, net	800,076	806,093
Other assets, net	109,369	110,738
Total assets	$2,337,442	$2,415,400
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$4,720	$7,420
Accounts payable	38,694	30,751
Gift card liability	101,753	161,689
Accrued employee compensation and benefits	14,824	22,435
Accrued interest payable	13,291	13,236
Current maturities of capital lease and financing obligations	11,631	10,878
Other accrued expenses	18,682	21,351
Total current liabilities	203,595	267,760
Long-term debt, less current maturities	1,204,106	1,202,063
Capital lease obligations, less current maturities	118,481	124,375
Financing obligations, less current maturities	51,971	52,049
Deferred income taxes	347,874	362,171
Other liabilities	98,893	98,177
Total liabilities	2,024,920	2,106,595
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, shares: 40,000,000 authorized; June 30, 2013 - 25,346,997 issued, 19,167,937 outstanding; December 31, 2012 - 25,362,946 issued, 19,197,899 outstanding	253	254
Additional paid-in-capital	269,477	264,342
Retained earnings	328,311	322,045
Accumulated other comprehensive loss	(160)	(152)
Treasury stock, at cost; shares: June 30, 2013 - 6,179,060; December 31, 2012 - 6,165,047	(285,359)	(277,684)
Total stockholders’ equity	312,522	308,805
Total liabilities and stockholders’ equity	$2,337,442	$2,415,400

DineEquity, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net income	$35,176	$48,282
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	17,636	20,956
Non-cash interest expense	3,054	3,045
Loss on extinguishment of debt	36	2,611
Impairment and closure charges	1,177	571
Deferred income taxes	(15,335)	(15,969)
Non-cash stock-based compensation expense	5,842	6,573
Tax benefit from stock-based compensation	2,943	4,653
Excess tax benefit from share-based compensation	(1,567)	(2,820)
Gain on disposition of assets	(254)	(15,992)
Other	1,140	894
Changes in operating assets and liabilities:
Receivables	34,670	38,598
Current income tax receivables and payables	8,716	7,414
Other current assets	16,476	(2,383)
Accounts payable	8,089	69
Accrued employee compensation and benefits	(7,612)	(7,084)
Gift card liability	(59,936)	(55,690)
Other accrued expenses	5,178	2,628
Cash flows provided by operating activities	55,429	36,356
Cash flows from investing activities:
Additions to property and equipment	(2,953)	(10,650)
Proceeds from sale of property and equipment and assets held for sale	—	21,500
Principal receipts from notes, equipment contracts and other long-term receivables	7,063	6,577
Other	11	(760)
Cash flows provided by investing activities	4,121	16,667
Cash flows from financing activities:
Borrowings under revolving credit facilities	—	35,000
Repayments under revolving credit facilities	—	(35,000)
Repayment of long-term debt (including premiums)	(2,400)	(76,037)
Payment of debt modification costs	(1,281)	—
Principal payments on capital lease and financing obligations	(5,018)	(6,125)
Repurchase of DineEquity common stock	(14,504)	—
Dividends paid on common stock	(28,885)	—
Repurchase of restricted stock	(2,841)	(1,344)
Proceeds from stock options exercised	3,348	3,120
Excess tax benefit from share-based compensation	1,567	2,820
Change in restricted cash	1,564	(3,777)
Cash flows used in financing activities	(48,450)	(81,343)
Net change in cash and cash equivalents	11,100	(28,320)
Cash and cash equivalents at beginning of period	64,537	60,691
Cash and cash equivalents at end of period	$75,637	$32,371

NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

Reconciliation of (i) net income available to common stockholders to (ii) net income available to common stockholders excluding impairment and closure charges; loss on extinguishment of debt; amortization of intangible assets; non-cash interest expense; debt modification costs; and gain on disposition of assets, all items net of taxes (as appropriate), and related per share data:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net income available to common stockholders, as reported	$16,639	$15,873	$34,549	$45,768
Impairment and closure charges	324	122	1,162	844
Loss on extinguishment of debt	16	—	36	2,611
Amortization of intangible assets	3,069	3,075	6,140	6,150
Non-cash interest expense	1,551	1,516	3,054	3,045
Debt modification costs	—	—	1,296	—
Loss (gain) on disposition of assets	64	741	(254)	(15,992)
Income tax provision (benefit)	(1,909)	(2,107)	(4,345)	1,291
Net income allocated to unvested participating restricted stock	(60)	(80)	(137)	52
Net income available to common stockholders, as adjusted	$19,694	$19,140	$41,501	$43,769

Diluted net income available to common stockholders per share:
Net income available to common stockholders, as reported	$0.87	$0.88	$1.80	$2.52
Impairment and closure charges	0.01	0.01	0.04	0.03
Loss on extinguishment of debt	0.00	—	0.00	0.08
Amortization of intangible assets	0.10	0.10	0.20	0.20
Noncash interest expense	0.05	0.05	0.10	0.10
Debt modification costs	—	—	0.04	—
Loss (gain) on disposition of assets	0.00	0.02	(0.01)	(0.51)
Net income allocated to unvested participating restricted stock	0.00	0.00	(0.01)	0.00
Change due increase in net income	(0.01)	—	—	(0.01)
Diluted net income available to common stockholders per share, as adjusted	$1.02	$1.06	$2.16	$2.41

Numerator for basic EPS-income available to common stockholders, as adjusted	$19,694	$19,140	$41,501	$43,769
Effect of unvested participating restricted stock using the two-class method	1	23	4	55
Effect of dilutive securities:
Convertible Series B preferred stock	—	677	—	1,345
Numerator for diluted EPS-income available to common stockholders after assumed conversions, as adjusted	$19,695	$19,840	$41,505	$45,169

Denominator for basic EPS-weighted-average shares	18,953	17,890	18,932	17,786
Effect of dilutive securities:
Stock options	269	247	275	281
Convertible Series B preferred stock	—	663	—	663
Denominator for diluted EPS-weighted-average shares and assumed conversions	19,222	18,800	19,207	18,730

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In thousands)

(Unaudited)

Reconciliation of U.S. GAAP income before income taxes to EBITDA:

	Six Months Ended	Twelve Months Ended
	June 30, 2013
U.S. GAAP income before income taxes	$57,146	$175,595
Interest charges	58,603	121,721
Loss on extinguishment of debt	36	2,979
Depreciation and amortization	17,636	36,218
Non-cash stock-based compensation	5,842	10,711
Impairment and closure charges	1,162	4,536
Other	2,373	15,542
Gain on sale of assets	(254)	(86,859)
EBITDA	$142,544	$280,443

Reconciliation of the Company’s cash provided by operating activities to “free cash flow” (cash from operations, plus receipts from notes, equipment contracts and other long-term receivables, less consolidated capital expenditures, principal payments on capital leases and financing obligations and the mandatory annual repayment of 1% of our Term Loan principal balance):

	Six Months Ended
	June 30,
	2013	2012
Cash flows provided by operating activities	$55,429	$36,356
Principal receipts from long-term receivables	7,063	6,577
Additions to property and equipment	(2,953)	(10,650)
Principal payments on capital lease and financing obligations	(5,018)	(6,125)
Mandatory 1% of Term Loans principal balance repayment	(2,400)	(3,710)
Free cash flow	52,121	22,448
Dividends paid on common stock	(28,885)	—
Repurchase of DineEquity common stock	(14,504)	—
	$8,732	$22,448

DineEquity, Inc. and Subsidiaries

Non-GAAP Financial Measures

(In millions)

(Unaudited)

Reconciliation of U.S. GAAP gross segment profit to segment EBITDA:

	Three Months Ended June 30, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$50,223	$57,773	$16,157	$30,731	$3,230	$158,114
Expense	1,448	24,695	16,165	24,535	245	67,088
Gross segment profit	48,775	33,078	(8)	6,196	2,985	91,026
Plus:
Depreciation/amortization	2,710	—	542	3,346	—	6,598
Interest charges	—	—	93	4,021	—	4,114
Segment EBITDA	$51,485	$33,078	$627	$13,563	$2,985	$101,738

	Three Months Ended June 30, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$46,229	$56,230	$93,802	$29,171	$3,959	$229,391
Expense	1,162	25,184	79,574	24,301	916	131,137
Gross segment profit	45,067	31,046	14,228	4,870	3,043	98,254
Plus:
Depreciation/amortization	2,493	—	2,285	3,449	—	8,227
Interest charges	—	—	95	4,292	—	4,387
Segment EBITDA	$47,560	$31,046	$16,608	$12,611	$3,043	$110,868

	Six Months Ended June 30, 2013
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$100,956	$118,904	$32,622	$61,734	$7,067	$321,283
Expense	2,932	51,398	32,454	48,804	245	135,833
Gross segment profit	98,024	67,506	168	12,930	6,822	185,450
Plus:
Depreciation/amortization	5,471	—	1,071	6,754	—	13,296
Interest charges	—	—	187	8,112	—	8,299
Segment EBITDA	$103,495	$67,506	$1,426	$27,796	$6,822	$207,045

	Six Months Ended June 30, 2012
	Franchise - Applebee’s	Franchise - IHOP	Company Restaurants	Rental Operations	Financing Operations	Total
Revenue	$93,769	$117,099	$194,687	$61,176	$8,242	$474,973
Expense	1,946	52,032	163,757	48,838	1,571	268,144
Gross segment profit	91,823	65,067	30,930	12,338	6,671	206,829
Plus:
Depreciation/amortization	4,938	—	4,709	6,909	—	16,556
Interest charges	—	—	192	8,646	—	8,838
Segment EBITDA	$96,761	$65,067	$35,831	$27,893	$6,671	$232,223

Restaurant Data

The following table sets forth, for the three and six months ended June 30, 2013 and 2012, the number of “Effective Restaurants” in the Applebee’s and IHOP systems and information regarding the percentage change in sales at those restaurants compared to the same periods in the prior year. Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. However, we believe that presentation of this information is useful in analyzing our revenues because franchisees and area licensees pay us royalties and advertising fees that are generally based on a percentage of their sales, and, where applicable, rental payments under leases that may be partially based on a percentage of their sales. Management also uses this information to make decisions about future plans for the development of additional restaurants as well as evaluation of current operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)
Applebee’s Restaurant Data
Effective Restaurants(a)
Franchise	2,003	1,859	2,005	1,857
Company	23	160	23	161
Total	2,026	2,019	2,028	2,018

System-wide(b)
Sales percentage change(c)	0.6%	1.2%	0.7%	1.4%
Domestic same-restaurant sales percentage change(d)	1.3%	0.7%	0.0%	1.0%

Franchise(b)(e)
Sales percentage change(c)	8.7%	5.5%	8.9%	6.4%
Domestic same-restaurant sales percentage change(d)	1.3%	0.5%	0.0%	0.8%
Average weekly domestic unit sales (in thousands)	$47.4	$46.9	$48.3	$48.5

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)
IHOP Restaurant Data
Effective Restaurants(a)
Franchise	1,410	1,377	1,409	1,375
Area license	167	164	167	164
Company	12	14	12	13
Total	1,589	1,555	1,588	1,552

System-wide(b)
Sales percentage change(c)	4.3%	1.9%	3.3%	2.4%
Domestic same-restaurant sales percentage change(d)	1.9%	(1.4)%	0.7%	(0.9)%

Franchise(b)
Sales percentage change(c)	4.3%	1.7%	3.3%	2.2%
Domestic same-restaurant sales percentage change(d)	1.9%	(1.3)%	0.7%	(0.8)%
Average weekly domestic unit sales (in thousands)	$34.4	$33.8	$34.7	$34.4

Area License (b)
Sales percentage change(c)	4.8%	3.2%	4.5%	3.3%

(a)         Effective Restaurants are the weighted average number of restaurants open in a given fiscal period, adjusted to account for restaurants open for only a portion of the period. Information is presented for all Effective Restaurants in the Applebee’s and IHOP systems, which includes restaurants owned by the Company as well as those owned by franchisees and area licensees.

(b)         “System-wide” sales are retail sales at Applebee’s restaurants operated by franchisees and IHOP restaurants operated by franchisees and area licensees, as reported to the Company, in addition to retail sales at company-operated restaurants.  Sales at restaurants that are owned by franchisees and area licensees are not attributable to the Company. Unaudited reported sales for Applebee’s domestic franchise restaurants, IHOP franchise restaurants and IHOP area license restaurants for the three and six months ended June 30, 2013 and 2012 were as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(In millions)
Reported sales (unaudited)
Applebee’s franchise restaurant sales	$1,144.2	$1,042.5	$2,335.7	$2,154.0
IHOP franchise restaurant sales	$630.9	$604.8	$1,270.2	$1,229.8
IHOP area license restaurant sales	$61.3	$58.5	$126.2	$120.8

(c)          “Sales percentage change” reflects, for each category of restaurants, the percentage change in sales in any given fiscal period compared to the prior fiscal period for all restaurants in that category.

(d)         “Domestic same-restaurant sales percentage change” reflects the percentage change in sales, in any given fiscal period, compared to the same weeks in the prior year for domestic restaurants that have been operated throughout both fiscal periods that are being compared and have been open for at least 18 months. Because of new unit openings and restaurant closures, the domestic restaurants open throughout both fiscal periods being compared may be different from period to period. Same-restaurant sales percentage change does not include data on IHOP area license restaurants located in Florida.

(e)          The sales percentage change for the three and six months ended June 30, 2013 and 2012 for Applebee’s franchise restaurants was impacted by the refranchising of 154 company-operated restaurants during 2012.

DineEquity, Inc. and Subsidiaries

Restaurant Data

The following table summarizes our restaurant development activity:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)
Applebee’s Restaurant Development Activity
Beginning of period	2,031	2,021	2,034	2,019
New openings:
Franchise	4	3	6	9
Total new openings	4	3	6	9
Closings:
Franchise	(23)	(6)	(28)	(10)
Total closings	(23)	(6)	(28)	(10)
End of period	2,012	2,018	2,012	2,018
Summary - end of period
Franchise	1,989	1,858	1,989	1,858
Company	23	160	23	160
Total	2,012	2,018	2,012	2,018

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(unaudited)
IHOP Restaurant Development Activity
Beginning of period	1,589	1,554	1,581	1,550
New openings:
Franchise	8	5	18	15
Area license	2	1	4	1
Total new openings	10	6	22	16
Closings:
Franchise	(5)	(2)	(9)	(7)
Area license	(1)	(1)	(1)	(2)
Total closings	(6)	(3)	(10)	(9)
End of period	1,593	1,557	1,593	1,557
Summary - end of period
Franchise	1,414	1,375	1,414	1,375
Area license	168	165	168	165
Company	11	17	11	17
Total	1,593	1,557	1,593	1,557